EXHIBIT 99.1

Salt Lake City, Utah - Utah Medical Products, Inc. (Nasdaq: UTMD) announces that its Board of Directors approved a quarterly cash dividend of fifteen and one-half cents ($.155) per share of common stock payable on July 5, 2005 to shareholders of record at the close of business on June 17, 2005. This is a three percent (3%) increase over the prior quarter's dividend.

Utah Medical Products, Inc., with particular interest in health care for women and their babies, develops, manufactures, assembles and markets a broad range of disposable and reusable specialty medical devices.